Exhibit 99.1

Quest Resource Holding Corporation Reports Second Quarter 2019 Financial Results

THE COLONY, TX – August 14, 2019 -- Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a national leader in environmental reuse, recycling, and waste disposal services, today announced financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Highlights

•	Revenue was $25.4 million, an 8.9% decrease compared with the second quarter of 2018.
•	Gross profit was $4.7 million, a 7.3% increase compared with the second quarter of 2018.
•	Gross margin increased 280 basis points to 18.7% compared with 15.9% of revenue for the second quarter of 2018.
•	Net income per share was $0.00, an improvement compared with a net loss per share of $(0.04) during the second quarter of 2018.
•	Adjusted EBITDA was $825,000, a 5.8% increase compared with the second quarter of 2018.

Year-to-Date 2019 Highlights (June 30, 2019)

•	Revenue was $52.1 million, a 1.0% decrease compared with the same period of 2018.
•	Gross profit was $9.3 million, a 16.5% increase compared with the same period of 2018.
•	Gross margin increased 260 basis points to 17.8% compared with 15.2% of revenue for the same period of 2018.
•

Net loss per share improved to $(0.01), including $248,000, or $0.02 per share, of expenses related to our April 2019 equity offering by selling stockholders, compared to $(0.12) during the same period of 2018.

•	Year-to-date Adjusted EBITDA was $1.6 million, an 81.3% increase compared to the same period of 2018.

Key Recent Highlights

•

Continued success building relationships with key customers – Quest’s results continue to demonstrate its focus on adding differentiated and value-added services its portfolio to better support and meet customers’ needs, thereby driving higher gross profit and gross margin percentage, which enables broader service offerings to Quest’s customers.

•

The pipeline of new business opportunities continues to grow – Quest recently secured two competitive contract wins in the food service vertical.  In both cases, Quest was selected over incumbent providers by providing value-added solutions, which include diverting significant waste streams from landfills, as well as providing proprietary data reporting and analytics for sustainability reporting and operational improvements.  With a combined count of more than 1,000 locations, Quest expects revenue from these national restaurant chains to begin to ramp during the second half of the year.

“Our focus on providing differentiated and value-added services to existing customers is reflected in our solid growth and record performance in gross profit and EBITDA, as well as our success in winning new customers.  Recent wins in the food service vertical are evidence of how our pipeline of new strategic accounts continues to grow, which will generate revenue and gross profit during the second half of the year.  Revenue comparisons to the second quarter of 2018 were challenging reflecting two main factors:  a slowdown in production in a low margin waste stream at one of our largest industrial customers; and the cycling out of a low-margin service line with another customer.  The combination of these factors had negligible impact on gross profit dollars, again reflecting the progress we have made in transitioning our business to higher value-added services,” said S. Ray Hatch, President and Chief Executive Officer.

Mr. Hatch added, “Our strategy of growing existing relationships, adding attractive strategic customers, and providing a portfolio of differentiated offerings combined with high service levels and the utilization of technology to enhance our customers’ compliance reporting capability is showing solid success. We expect to meet our profitability goals for 2019, which include the growth of gross profit and adjusted EBITDA in excess of 10%.”

Second Quarter 2019 Earnings Conference Call and Webcast

Quest will conduct a conference call Wednesday, August 14, 2019, at 4:00 p.m. Central Time, to review the financial results for the second quarter ended June 30, 2019. Investors interested in participating on the live call can dial 1-800-239-9838 within the U.S. or 1-323-794-2551 from abroad.  The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at www.QRHC.com. A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, a non-GAAP financial measure, "Adjusted EBITDA," is presented. From time-to-time, Quest considers and uses this supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest's definition of this adjusted financial measure may differ from similarly named measures used by others. Quest believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. (See attached table "Reconciliation of Net Income (Loss) to Adjusted EBITDA.")

About Quest Resource Holding Corporation

Quest is a national provider of reuse, recycling, and disposal services that enable our customers to achieve and satisfy their environmental and sustainability goals and responsibilities.  Quest provides businesses across multiple industry sectors with single source, customer specific solutions to address a wide variety of waste streams and recyclables generated by their operations.  Quest also provides information and data that tracks and reports the environmental results of Quest’s services, provides actionable data to improve business operations, and enables Quest’s customers to achieve and satisfy their environmental and sustainability goals and responsibilities. For more information, visit www.QRHC.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances.  All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements.  Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements.  These statements are based on our current expectations, estimates, projections, beliefs, and assumptions.  Such statements involve significant risks and uncertainties.  Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Report on Form 10-K for the year ended December 31, 2018.  You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities.  Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue	$25,445	$27,929	$52,094	$52,625
Cost of revenue	20,695	23,501	42,802	44,649
Gross profit	4,750	4,428	9,292	7,976
Selling, general, and administrative	4,227	3,879	8,441	7,631
Depreciation and amortization	327	982	653	1,966
Total operating expenses	4,554	4,861	9,094	9,597
Operating income (loss)	196	(433)	198	(1,621)
Interest expense	114	106	225	230
Income (loss) before taxes	82	(539)	(27)	(1,851)
Income tax expense	55	—	110	—
Net income (loss)	$27	$(539)	$(137)	$(1,851)

Net income (loss) applicable to common stockholders	$27	$(539)	$(137)	$(1,851)
Net income (loss) per common share:
Basic	$(0.00)	$(0.04)	$(0.01)	$(0.12)
Diluted	$(0.00)	$(0.04)	$(0.01)	$(0.12)

Weighted average number of common shares outstanding:
Basic	15,340	15,308	15,334	15,305
Diluted	15,362	15,308	15,334	15,305

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income (loss)	$27	$(539)	$(137)	$(1,851)
Depreciation and amortization	343	1,027	702	2,057
Interest expense	114	106	225	230
Stock-based compensation expense	269	183	473	407
Other adjustments	17	3	248	51
Income tax expense	55	—	110	—
Adjusted EBITDA	$825	$780	$1,621	$894

BALANCE SHEETS

(In thousands, except per share amounts)

	June 30,	December 31,
	2019	2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,088	$2,122
Accounts receivable, less allowance for doubtful accounts of $977 and $929 as of June 30, 2019 and December 31, 2018, respectively	15,893	16,712
Prepaid expenses and other current assets	1,373	966
Total current assets	19,354	19,800

Goodwill	58,208	58,208
Intangible assets, net	2,125	2,611
Property and equipment, net, and other assets	2,807	968
Total assets	$82,494	$81,587

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$15,248	$15,778
Deferred revenue and other current liabilities	23	72
Total current liabilities	15,271	15,850

Revolving credit facility, net	4,861	5,194
Other long-term liabilities	1,453	—
Total liabilities	21,585	21,044

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding as of June 30,2019 and December 31, 2018	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 15,350 and 15,329 shares issued and outstanding as of June 30, 2019 and December 31, 2018	15	15
Additional paid-in capital	160,205	159,702
Accumulated deficit	(99,311)	(99,174)
Total stockholders’ equity	60,909	60,543
Total liabilities and stockholders’ equity	$82,494	$81,587

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